                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                    CONSOLIDATED PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          CONSOLIDATED PRODUCTS, INC.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FEBRUARY 11, 1998

TO THE SHAREHOLDERS OF CONSOLIDATED PRODUCTS, INC.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Consolidated Products, Inc. will be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 11, 1998, at 1:30 p.m., Eastern Standard Time, for the following purposes:

          1. To elect nine directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified.

          2.   To act upon the amendment of the Company's 1992
               Employee Stock Purchase Plan, as adopted by the Board of Directors.

          3.   To act upon the approval of the Company's 1998
               Nonemployee Director Stock Option Plan, as adopted by the Board of Directors.

          4. To act upon the amendment to the Articles of Incorporation increasing the Company's authorized shares to 50,000,000 shares of Common Stock.

          5. To act upon the approval of Ernst &Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1998, as recommended by the Board of Directors.

          6. To transact such other business as may properly come before the meeting and any adjournment thereof.

  The Board of Directors has fixed the close of business on December 10, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

  We urge you to date, sign and mail the enclosed proxy in the envelope provided whether or not you expect to be present in person. You may revoke the proxy at any time prior to the time the proxy is exercised by filing with the Secretary of Consolidated Products, Inc. a properly executed instrument revoking such proxy, or by filing a properly executed proxy bearing a later date, or by attending the Annual Meeting and withdrawing your proxy and voting in person.


                                   By Order of the Board of Directors

                                   S. Sue Aramian, Secretary
December 22, 1997
Indianapolis, Indiana


             PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
                       PROMPTLY IN THE ENCLOSED ENVELOPE

                          CONSOLIDATED PRODUCTS, INC.
                             500 CENTURY BUILDING
                         36 SOUTH PENNSYLVANIA STREET
                          INDIANAPOLIS, INDIANA 46204
                                (317) 633-4100

                                PROXY STATEMENT
                      For Annual Meeting of Shareholders
                         To be Held February 11, 1998

  This proxy statement is furnished to the shareholders of Consolidated Products, Inc. (the "Company") in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 11, 1998, at 1:30 p.m., Eastern Standard Time, and at any adjournment thereof.
This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about December 22, 1997.

  Each properly executed proxy returned prior to the meeting will be voted in accordance with the directions contained therein. The enclosed proxy may be revoked by the person giving it at any time before it is voted by giving written notice to the Secretary of the Company.


OUTSTANDING COMMON STOCK

  The record date for shareholders entitled to vote at the Annual Meeting is December 10, 1997. At the close of business on that date, the Company had issued and outstanding and entitled to vote at the meeting 16,604,556 shares of Common Stock, which does not include the five for four stock split declared by the Board of Directors on December 3, 1997 to shareholders of record on December 15, 1997. Unless otherwise stated, however, all references herein to shares of Common Stock of the Company have been adjusted to reflect the five for four stock split.


ACTION TO BE TAKEN AT THE MEETING

  The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) FOR the election, as directors of the Company, of the nine persons named under the caption "Election of Directors," (ii) FOR the approval of the amendment to the 1992 Employee Stock Purchase Plan, (iii) FOR the approval of the 1998 Nonemployee Director Stock Option Plan, (iv) FOR the approval of the amendment to the Articles of Incorporation of the Company increasing the authorized shares of Common Stock to 50,000,000 shares and (v) FOR the approval of the selection by the Board of Directors of the Company of the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1998.


QUORUM AND VOTING

  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share registered in his/her name on the record date. Directors of the Company are elected by a plurality of the votes cast by the holders of the shares represented at the meeting. Abstentions, broker non-votes and instructions on the enclosed form of proxy to withhold authority to vote for one or more of the nominees will result in the nominee receiving fewer votes; however, the number of shares present for purposes of determining a quorum will not be reduced by such action. Other matters coming before the shareholders will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal.

SHAREHOLDER PROPOSALS

  Shareholder proposals to be considered for presentation at the Annual Meeting of Shareholders in 1999 must be received by the Company by September 11, 1998.


                           OWNERSHIP OF COMMON STOCK

  The following table shows the total number and percentage of outstanding shares of Common Stock beneficially owned as of December 10, 1997 by each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company.


                                                AMOUNT AND NATURE OF
NAME & ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(1)(2)       PERCENT OF CLASS
----------------------------------            --------------------------       ----------------
E. W. Kelley                                         3,275,501(3)                    15.8%
131 Woden Way, S.E.
Winter Haven, FL 33884

Kelley & Partners, Ltd.                              1,773,882                        8.5%
36 South Pennsylvania Street, Suite 550
Indianapolis, IN 46204

T. Rowe Price & Associates, Inc.                     1,343,000                        6.5%
100 East Pratt Street
Baltimore, MD 21202

Capital Research & Management Co.                    1,250,000                        6.0%
1 Market Street
San Francisco, CA 94120

(1) THIS TABLE IS BASED UPON INFORMATION SUPPLIED BY DIRECTORS AND EXECUTIVE OFFICERS, SCHEDULES 13D AND 13G, IF ANY, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND INFORMATION SUPPLIED BY THE COMPANIES LISTED ABOVE.

(2) INCLUDES SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS UNDER THE COMPANY'S STOCK OPTION PLANS. SEE "AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR END OPTION VALUES."

(3) INCLUDES 49,311 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK
    OPTIONS EXERCISABLE WITHIN 60 DAYS; 702,558 SHARES OWNED DIRECTLY BY MR. KELLEY; 1,773,882 SHARES OWNED OF RECORD AND BENEFICIALLY BY KELLEY & PARTNERS, LTD., A LIMITED PARTNERSHIP OF WHICH E. W. KELLEY IS A MANAGING GENERAL PARTNER, AND 479,032 SHARES, 242,220 SHARES, AND 28,496 SHARES OWNED BY KELLEY, INC., KING COLA, INC. AND KAHM, INC., EACH OF WHICH IS A CORPORATION CONTROLLED BY E. W. KELLEY.

  The following table shows the total number of shares of Common Stock beneficially owned as of December 10, 1997, and the percentage of Common Stock so owned as of that date, with respect to (i) each director, (ii) each executive officer named in the Summary Compensation Table below, and (iii) all directors and executive officers, as a group:

                                  AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP (1)   PERCENT OF CLASS
------------------------        ------------------------   -----------------
S. Sue Aramian                       2,259,658(2)(3)(4)           10.9%
James W. Bear                          419,548(5)                  2.0%
Alva T. Bonda                        2,179,682(3)(6)              10.5%
Neal Gilliatt                           37,123(7)                   *
Alan B. Gilman                         203,583(8)                   *
E. W. Kelley                         3,275,501(3)(4)(9)           15.8%
Charles E. Lanham                      324,918(10)                 1.6%
Gary T. Reinwald                       240,300(11)                 1.2%
J. Fred Risk                           129,420(12)                  *
John W. Ryan                             5,775(13)                  *
James Williamson, Jr.                2,053,931(3)(14)              9.9%
All directors and executive
officers as a group (22 persons)     5,934,711(15)                28.6%

* LESS THAN 1%.

(1) INCLUDES SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS UNDER THE COMPANY'S STOCK OPTION PLANS.

(2) INCLUDES 39,449 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

(3) INCLUDES 1,773,882 SHARES OWNED OF RECORD AND BENEFICIALLY BY
    KELLEY & PARTNERS, LTD., OF WHICH MR. KELLEY AND MS. ARAMIAN ARE MANAGING GENERAL PARTNERS AND MESSRS. BONDA AND WILLIAMSON ARE GENERAL PARTNERS.

(4) INCLUDES 242,220 SHARES OWNED OF RECORD AND BENEFICIALLY BY KING COLA, INC., OF WHICH MR. KELLEY AND MS. ARAMIAN ARE OFFICERS AND DIRECTORS.

(5) INCLUDES 34,481 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 9,217 SHARES OWNED OF RECORD AND BENEFICIALLY HELD BY MR. BEAR'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

(6) INCLUDES 20,179 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK
    OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 121,230 SHARES HELD BY MR. BONDA AS EXECUTOR FOR THE ESTATE OF HIS WIFE.

(7) INCLUDES 12,859 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 3,660 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. GILLIATT'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

(8) INCLUDES 30,568 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

(9  INCLUDES 49,311 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK
    OPTIONS EXERCISABLE WITHIN 60 DAYS AND 1,210,087 SHARES OWNED OF RECORD OR BENEFICIALLY BY MR. KELLEY AND HIS AFFILIATES, KELLEY, INC. AND KAHM, INC.

(10) INCLUDES 20,179 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 7,948 SHARES OWNED BY MR. LANHAM'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

(11) INCLUDES 32,651 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK
     OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 266 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. REINWALD'S SON, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

(12) INCLUDES 14,688 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 4,702 SHARES OWNED BY MR. RISK'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

(13) INCLUDES 1,650 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

(14) INCLUDES 20,179 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK
     OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 13,827 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. WILLIAMSON'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

(15) INCLUDES 363,126 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS HELD BY ALL DIRECTORS AND OFFICERS AS A GROUP.

  Section 16(a) of the Securities Exchange Act of 1934 sets forth certain filing requirements relating to securities ownership by directors, executive officers and 10% shareholders of a publicly held company. To the Company's knowledge, based on representations of its directors and executive officers and copies of their respective reports filed with the Securities and Exchange Commission, all filing requirements were satisfied by each such person during the fiscal year ended September 24, 1997.


MISCELLANEOUS

  The entire cost of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, certain officers, directors and employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimilie or personal interview at the expense of the Company. The Company will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this proxy statement and the accompanying form of proxy to beneficial owners and will reimburse such record holders for their reasonable expense in forwarding solicitation material.


                           1.  ELECTION OF DIRECTORS

  Nine directors will be elected to serve until the next Annual Meeting and until their respective successors shall have been duly elected and qualified. Each of the nominees named below is currently a director of the Company and each was elected at the Annual Meeting of Shareholders held February 12, 1997.

  At the time of the Annual Meeting, if any of the nominees named below is not available to serve as a director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, amends the Company's Bylaws to reduce the number of directors.

  The name, age and tenure as a director of this Company and business background for at least the last five years of the nominees for election are set forth below:

                                 SERVED AS
NAME                    AGE    DIRECTOR SINCE                  BUSINESS EXPERIENCE
-----                   ---    --------------                  -------------------
S. Sue Aramian           65         1981               Vice Chairwoman of the Company since 1990 and
                                                       Secretary since August 9, 1995; Vice President of
                                                       the Company from 1984 to 1990 and a Managing General
                                                       Partner of Kelley & Partners, Ltd. since 1974.

Alva T. Bonda            80         1982               Former member of the Ohio Board of Regents; former
                                                       member of the Board of Directors of MCI Communications
                                                       Corp; General Partner of Kelley & Partners, Ltd.
                                                       since 1982.

Neal Gilliatt            80         1991               Marketing consultant; former Chairman of Executive
                                                       Committee and  Emeritus Director of Chemed Corporation;
                                                       member of the Board of Directors of Kubin-Nicholson
                                                       Corporation.

Alan B. Gilman           67         1992               President since July 13, 1992 and Chief Executive Officer
                                                       of the Company since October 1, 1992.

E. W. Kelley             80         1981               Chairman of the Company since 1984; Managing General
                                                       Partner of Kelley & Partners, Ltd. since 1974;
                                                       member of the Board of Directors of Comstock
                                                       Strategy Fund, Inc. and Comstock Value Fund, Inc.

Charles E. Lanham        65         1971               Chairman, Klipsch Lanham Investments; Vice Chairman of
                                                       the Board of Directors of Overhead Door Company of
                                                       Indianapolis, Inc.

J. Fred Risk             69         1971               Chairman of the Board of Directors of Sovereign
                                                       Group, Inc..

John W. Ryan             68         1996               Chancellor for the State University System of New York;
                                                       President of Indiana University from January 1971 to
                                                       September 1987.

James Williamson, Jr.    66         1985               Former President and Chief Executive Officer
                                                       of the Company from April 1985 to July 31, 1990;
                                                       General Partner of Kelley & Partners, Ltd. since
                                                       April 1985.


There is no family relationship among any of the nominees for director.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors, which held six meetings during fiscal 1997, has six standing committees: an Executive Committee, a Personnel/Benefits Committee, an Audit Committee, a Stock Option Committee, an Employee Stock Purchase Committee and an Investment Committee.

  The Executive Committee may exercise, when the Board of Directors is not in session, all of the powers of the Board of Directors in the management of the affairs of the Company, to the extent permitted by law. The Executive Committee also performs the functions of a compensation committee in setting guidelines for the administration of salaries and making recommendations for officers' salaries, administering incentive compensation plans, including awards under the Company's Capital Appreciation Plan, and otherwise determining compensation levels. (See "Report of the Executive Committee" elsewhere in this proxy statement.) During the fiscal year ended September 24, 1997, the Executive Committee met one time and acted several times by written consent. Mr. Kelley serves as Chairman and Messrs. Gilman, Risk and Williamson serve as members of the Executive Committee.

  The Audit Committee, among other duties, serves in an oversight role intended to ensure the integrity and objectivity of the Company's financial reporting process. The Committee meets with representatives of management and the independent auditors to review matters of a material nature related to auditing, financial reporting, internal accounting controls and audit results. The Audit Committee is also responsible for making recommendations to the Board of Directors concerning the selection of the Company's independent auditors. During the fiscal year ended September 24, 1997, the Audit Committee met twice. Mr. Risk serves as Chairman of the Committee and Messrs. Gilliatt, Lanham and Ryan serve as members.

  The Stock Option Committee directs the administration of the Company's various employee stock option plans in accordance with the terms of the plans. During fiscal year 1997, the Stock Option Committee acted on three occasions by written consent. Mr. Bonda serves as Chairman of the Committee and Messrs. Ryan and Williamson are members of the Committee.

  The Personnel/Benefits Committee recommends personnel policies and employee benefit plans, administers the Company's profit sharing plan and performs such other functions with respect to personnel and benefit plan matters as may be requested by the Board of Directors. The Personnel/Benefits Committee met once during fiscal 1997. Ms. Aramian is Chairwoman of the Committee, and Messrs. Bonda, Lanham and Gilliatt are members, together with Mr. James W. Bear, Senior Vice President, Administration and Finance, and Treasurer and Ms. Charlene Boog, Assistant Vice President, Administration. Mr. Kelley and Mr. Gilman are ex officio members of the Committee.

  The Employee Stock Purchase Committee directs the administration of the Company's Employee Stock Purchase Plan in accordance with the terms of the Plan. Mr. Risk serves as Chairman of the Committee and Messrs. Bonda and Bear are members of the Committee.

  The Investment Committee establishes investment guidelines for the Company's Profit Sharing Plan and manages the investment of the assets of that plan. Ms. Aramian and Messrs. Gilman and Bear are members of the Committee.

  No director attended less than 80% of the aggregate of (1) the total meetings of the Board of Directors, and (2) the total number of meetings held by all committees of the Board on which he or she served.

COMPENSATION OF DIRECTORS

  Directors receive an annual fee of $14,000 plus $1,400 per board meeting and $700 per committee meeting attended. Mr. Risk is paid an additional annual fee of $3,500 for services as a member of the Executive Committee. Mr. Williamson's compensation for services as a member of the Executive Committee is included in his consultant fee for administrative services as discussed below. Directors who are officers of the Company are not paid for their services as directors. In the fiscal year ended September 24, 1997, the total compensation paid to nonemployee directors was $138,600. Ordinary and necessary expenses of members of the Board of Directors incurred in attending board and committee meetings are paid by the Company.

  The Company's 1994, 1995, 1996 and 1997 Nonemployee Director Stock Option Plans (the "1994 Plan," "1995 Plan," "1996 Plan" and "1997 Plan,"
respectively) provide for the non-discretionary grant of nonqualified stock options to nonemployee directors of the Company and its subsidiaries at a price equal to the fair market value of the Common Stock on the date of grant. Options outstanding under the Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant until fully exercisable. The options expire five years from the date of grant.

  Options for the purchase of an aggregate of 49,413 shares of Common Stock were issued pursuant to the 1994 Plan, which was approved by the shareholders on February 23, 1994. The current option price for all of the unexercised options granted pursuant to the 1994 Plan is $5.40 per share. On May 2, 1996, Mr. Risk exercised an option under the 1994 Plan with respect to 3,993 shares at an option price of $7.42. On March 19, 1997, Mr. Gilliatt exercised an option under the 1994 Plan with respect to 5,856 shares, and on March 20, 1997, Mr. Robert P. Cronin, a former director of a subsidiary company, exercised an option under the 1994 Plan for 2,928 shares, each at an option price of $6.74 (note that these exercises and the exercise prices do not reflect adjustment for any stock dividend or stock splits declared subsequent to the exercise date).  No other options granted under this Plan have been exercised.  As of

December 10, 1997, the members of the Board of Directors of the Company holding unexercised options were Messrs. Bonda, Lanham and Williamson, each of whom holds an option to purchase 9,151 shares, Mr. Risk, who holds an option to purchase 3,661 shares, and Mr. Gilliatt, who holds an option to purchase 1,831 shares.

  Options for the purchase of an aggregate of 41,594 shares of Common Stock were issued pursuant to the 1995 Plan, which was approved by the shareholders on February 22, 1995. As of December 10, 1997, Messrs. Bonda, Gilliatt, Lanham, Risk and Williamson each held options to purchase 8,319 shares at an option price of $6.06 per share. No options granted under this Plan have been exercised.

  Options for the purchase of an aggregate of 22,689 shares of Common Stock were issued pursuant to the 1996 Plan, which was approved by the shareholders on February 21, 1996. As of December 10, 1997, Messrs. Bonda, Gilliatt, Lanham, Risk and Williamson each held options to purchase 4,538 shares at an option price of $10.58 per share. No options granted under this plan have been exercised.

  Options for the purchase of an aggregate of 24,750 shares of Common Stock were issued pursuant to the 1997 Plan, which was approved by the shareholders on February 12, 1997. As of December 10, 1997, Messrs. Bonda, Gilliatt, Lanham, Risk and Williamson each held options to purchase 4,125 shares, at an option price of $11.64 per share. Mr. Ryan held options to purchase 2,063 shares at an option price of $11.64 per share and an additional 2,063 shares at an option price of $11.82 per share.

  The Company has consultant agreements with Messrs. Williamson and Gilliatt for certain administrative and marketing services at an annual fee of $12,000 each, subject to termination by the Company at any time.

MANAGEMENT RELATIONSHIPS AND RELATED TRANSACTIONS

  During fiscal 1997, the Company paid $120,000 to Kelley & Partners, Ltd. ("KPL") for management and administrative services and certain office expenses. Consolidated Specialty Restaurants, Inc., a subsidiary of the Company, leases one restaurant property from KPL. The lease for this property was extended during fiscal year 1997 to September 30, 2002, and the annual rent paid by Steak n Shake to KPL was reduced from $75,000 to $39,000. Mr. E. W. Kelley, Chairman, and Ms. S. Sue Aramian, Vice Chairwoman of the Company, are Managing General Partners of KPL; Messrs. Bonda and Williamson, directors of the Company, are General Partners of KPL; and Messrs. Lanham and Risk, directors of the Company, are limited partners of KPL.

  The Company granted exclusive franchise rights in 1991 to Kelley Restaurants, Inc., formerly SNS South, Inc., for development of Steak n Shake restaurants in the Atlanta, Georgia and Charlotte, North Carolina markets. The franchisee currently operates ten restaurants in Atlanta, Georgia and is proceeding with the development of both markets. Kelley & Partners, Ltd. and E. W. Kelley, together, own a controlling interest in Kelley Restaurants, Inc. Mr. Kelley serves as an officer and a director. Mr. Williamson and Mr. Gilman also serve as directors of Kelley Restaurants, Inc. Ms. Aramian resigned as a director of Kelley Restaurants, Inc. in August, 1997.

  Steak n Shake, Inc., a subsidiary of the Company, receives certain annual incentive and promotional fees from its soft drink supplier. Under a termination agreement with a former distributor, King Cola, Inc., the Company agreed to share a portion of the incentive fees not to exceed $60,000 per year with the former distributor. During fiscal 1997, a payment of $60,000 was made to King Cola, Inc. pursuant to this agreement. Mr. Kelley and Ms. Aramian are officers, directors, and shareholders of King Cola, Inc.

  The Board of Directors believes that the transactions described herein were on terms no less favorable to the Company than would have been available in the absence of the relationships described.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows the compensation paid to the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") for the last three fiscal years:


                          SUMMARY COMPENSATION TABLE



                                          ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                       -------------------------   --------------------------------
                             FISCAL                                 RESTRICTED STOCK       STOCK              ALL OTHER
                              YEAR     SALARY ($)       BONUS ($)     AWARDS ($)(1)       OPTIONS(#)      COMPENSATION ($)(2)
-----------------------------------------------------------------------------------------------------------------------------
Alan B. Gilman                1997      $311,500        $200,000         $173,750           24,750             $20,451
President and Chief           1996      $280,000        $180,000         $137,250           16,500             $16,347
Executive Officer(3)(4)       1995      $253,460        $171,500         $180,625           18,150             $15,671
-----------------------------------------------------------------------------------------------------------------------------
E. W. Kelley                  1997      $110,000        $190,000         $   --             15,625             $24,433
Chairman                      1996      $110,000        $175,000         $   --             13,750             $21,258
                              1995      $110,000        $170,000         $   --             15,125             $20,384
-----------------------------------------------------------------------------------------------------------------------------
S. Sue Aramian                1997      $109,380        $ 90,000         $121,625           12,500             $19,027
Vice Chairwoman               1996      $ 90,000        $ 80,000         $215,250           11,000             $15,501
and Secretary                 1995      $ 78,750        $ 70,000         $   --             12,000             $10,817
-----------------------------------------------------------------------------------------------------------------------------
James W. Bear                 1997      $166,020        $ 81,483         $112,938            9,375             $15,314
Senior Vice President         1996      $151,780        $ 79,420         $ 99,125           10,313             $12,018
and Treasurer                 1995      $141,630        $ 63,360         $122,125           10,588             $10,076
-----------------------------------------------------------------------------------------------------------------------------
Gary T. Reinwald              1997      $163,360        $ 78,217         $112,938            9,375             $14,773
Senior Vice President         1996      $141,130        $ 75,490         $ 99,125           10,313             $10,822
                              1995      $128,850        $ 44,780         $122,125           10,588             $10,045
-----------------------------------------------------------------------------------------------------------------------------

(1) THE AMOUNTS SHOWN IN THIS COLUMN REPRESENT THE MARKET VALUE OF THE RESTRICTED STOCK AWARDED UNDER THE COMPANY'S CAPITAL APPRECIATION PLAN AND WERE CALCULATED BY MULTIPLYING THE CLOSING MARKET PRICE OF THE COMPANY'S COMMON STOCK ON THE DATE OF AWARD BY THE NUMBER OF SHARES AWARDED. AS OF DECEMBER 10, 1997, THE NUMBER AND VALUE OF THE AGGREGATE UNVESTED RESTRICTED STOCK HOLDINGS OF EACH OF THE NAMED EXECUTIVE OFFICERS WERE AS FOLLOWS: MS. ARAMIAN, 28,963 SHARES ($336,875); MR. GILMAN, 38,488 SHARES ($440,375); MR. BEAR, 26,138
     SHARES ($298,313); AND MR. REINWALD, 26,138 SHARES ($298,313). MR.
     KELLEY HOLDS NO UNVESTED RESTRICTED STOCK AND HAS DECLINED GRANTS UNDER THE CAPITAL APPRECIATION PLAN SINCE 1991. THE SHARES OF COMMON STOCK ARE ISSUED AT THE TIME OF THE AWARD; HOWEVER, THESE SHARES MAY NOT BE TRANSFERRED DURING A PERIOD OF THREE YEARS THEREAFTER AND ARE FORFEITED TO THE COMPANY IF THE GRANTEE IS NOT EMPLOYED BY THE COMPANY (EXCEPT FOR REASONS OF RETIREMENT, PERMANENT DISABILITY OR DEATH) AT THE END OF THE PERIOD. THE AMOUNTS DO NOT REFLECT THE CASH VALUE OF BOOK UNITS AWARDED IN TANDEM WITH THE RESTRICTED COMMON STOCK, WHICH REPRESENT THE SUM OF THE NET CHANGE IN THE BOOK VALUE PER SHARE OF THE COMMON STOCK PLUS DIVIDENDS PAID PER SHARE FROM THE DATE OF AWARD TO THE DATE OF VESTING. THE RECIPIENT OF THE AWARD IS ENTITLED TO ANY DIVIDENDS PAID ON OUTSTANDING COMMON STOCK SUBSEQUENT TO THE DATE OF THE AWARD.

(2) INCLUDES (I) AMOUNTS PAYABLE PURSUANT TO THE COMPANY'S EXECUTIVE MEDICAL REIMBURSEMENT PLAN WHICH PROVIDES FOR PAYMENT OF CERTAIN MEDICAL EXPENSES, AS DEFINED, UP TO $3,000 FOR EACH PLAN YEAR ENDING OCTOBER 31, (II) AMOUNTS PAID BY THE COMPANY FOR OR ON BEHALF OF THE EXECUTIVE WITH RESPECT TO GROUP LIFE INSURANCE PREMIUMS FOR COVERAGE IN EXCESS OF $50,000, AND (III) AMOUNTS OF ANNUAL CONTRIBUTIONS BY THE COMPANY FOR THE ACCOUNT OF THE NAMED EXECUTIVE OFFICERS UNDER THE COMPANY'S PROFIT SHARING PLAN.

(3) THE COMPANY HAS AGREED THAT IF MR. GILMAN LEAVES THE COMPANY'S EMPLOYMENT FOR ANY REASON OTHER THAN RETIREMENT OR TERMINATION BY THE COMPANY FOR CAUSE, HE WILL BE PAID AT HIS BASE COMPENSATION RATE ON THE DATE OF TERMINATION FOR A PERIOD OF NINE MONTHS THEREAFTER.

(4)  MR. GILMAN'S 1997 STOCK OPTION GRANTS INCLUDE THE GRANT OF AN
     OPTION FOR 18,750 SHARES ON MAY 1, 1997 AND THE GRANT OF A RELOAD OPTION FOR 6,000 SHARES ON JULY 28, 1997 PURSUANT TO THE TERMS OF THE 1995 EMPLOYEE STOCK OPTION PLAN. SEE FOOTNOTE 1 TO THE "OPTION/SAR GRANTS IN LAST FISCAL YEAR" TABLE BELOW FOR MORE INFORMATION ON RELOAD OPTIONS.

  The following table presents certain information for the Named Executive Officers relating to stock option grants during fiscal 1997 under the Company's 1995 Employee Stock Option Plan:


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                               PERCENTAGE OF                                               VALUE AT ASSUMED
                      NUMBER   TOTAL OPTIONS                                          ANNUAL RATES OF STOCK PRICE
                        OF       GRANTED TO                                         APPRECIATION FOR OPTION TERM(2)
                      OPTIONS   EMPLOYEES IN     EXERCISE PRICE    EXPIRATION       ----------------------------
NAME                  GRANTED    FISCAL 1997    ($ PER SHARE)(1)      DATE               5% ($)           10%($)
----                 --------  -------------    ----------------   ----------        ---------------------------
Alan B. Gilman         18,750       11.1%            $11.50           5/1/02           $59,625         $131,625
Alan B. Gilman          6,000        3.6%             14.21          7/28/02            23,580           52,080
(reload)
E. W. Kelley           15,625        9.3%             12.65           5/1/02            31,719           91,719
S. Sue Aramian         12,500        7.4%             12.65           5/1/02            23,375           73,375
James W. Bear           9,375        5.6%             11.50           5/1/02            29,813           65,813
Gary T. Reinwald        9,375        5.6%             11.50           5/1/02            29,813           65,813

(1)  OPTIONS GRANTED UNDER THE COMPANY'S 1995 EMPLOYEE STOCK OPTION
     PLAN MAY BE EITHER NONQUALIFIED OPTIONS OR INCENTIVE OPTIONS, AT THE DISCRETION OF THE COMMITTEE, AND HAVE BEEN GRANTED WITH A TERM OF FIVE YEARS AT AN EXERCISE PRICE EQUAL TO THE CLOSING PRICE OF THE COMPANY'S COMMON STOCK ON THE NEW YORK STOCK EXCHANGE AS OF THE DAY PRECEDING THE DATE OF GRANT UPON WHICH A SALE IS TRANSACTED, EXCEPT IN THE CASE OF INCENTIVE OPTIONS GRANTED TO HOLDERS OF MORE THAN 10% OF THE TOTAL VOTING POWER OF THE COMPANY'S COMMON STOCK, IN WHICH CASE THE OPTION EXERCISE PRICE IS REQUIRED TO BE AT LEAST 110% OF THE FAIR MARKET VALUE. OPTIONS ARE EXERCISABLE AS TO 20% ON THE DATE OF GRANT AND 20% ON EACH ANNIVERSARY OF THE DATE OF GRANT UNTIL FULLY EXERCISABLE, WITH THE EXCEPTION OF RELOAD OPTIONS, WHICH ARE FULLY EXERCISABLE ON THE DATE OF GRANT. OPTIONS GRANTED UNDER THE COMPANY'S 1995 EMPLOYEE STOCK OPTION PLAN PROVIDE FOR A RELOAD OPTION (THE "RELOAD OPTION") IN THE EVENT THE OPTIONEE SURRENDERS OTHER SHARES OF THE COMPANY'S COMMON STOCK IN PAYMENT FOR OPTION SHARES, IN WHOLE OR IN PART. ANY SUCH RELOAD OPTION (I) WILL BE FOR A NUMBER OF SHARES EQUAL TO THE NUMBER OF SHARES SO SURRENDERED; (II) WILL HAVE AN EXPIRATION DATE WHICH IS 5 YEARS FROM THE RELOAD OPTION ISSUANCE DATE; AND (III) WILL HAVE AN EXERCISE PRICE EQUAL TO THE MARKET PRICE OF THE COMPANY'S COMMON STOCK ON THE DATE THE SHARES WERE SURRENDERED TO EXERCISE THE OPTION. THERE IS NO RELOAD OPTION WITH RESPECT TO THE EXERCISE OF A RELOAD OPTION.

(2)  THE DOLLAR AMOUNTS UNDER THESE COLUMNS ARE THE RESULT OF
     CALCULATIONS AT THE 5% AND 10% RATES SET BY THE SECURITIES AND EXCHANGE COMMISSION AND, THEREFORE, ARE NOT INTENDED TO FORECAST POSSIBLE FUTURE APPRECIATION, IF ANY, OF THE COMPANY'S STOCK PRICE. THE COMPANY'S PER SHARE STOCK PRICE WOULD BE $14.68 AND $18.52 IF INCREASED BY 5% AND 10%, RESPECTIVELY, COMPOUNDED ANNUALLY OVER THE FIVE-YEAR OPTION TERM. THE SAME CALCULATION FOR THE RELOAD OPTION WOULD BE $18.14 AND $22.89.

  The following table presents certain information for the Named Executive Officers relating to exercises of stock options during fiscal 1997 under the Company's Employee Stock Option Plans and, in addition, information relating to the valuation of unexercised stock options:


                                 AGGREGATED OPTION EXERCISES IN
                         FISCAL 1997 AND FISCAL YEAR END OPTION VALUES


                                                   NUMBER OF SHARES UNDERLYING      NUMBER OF SHARES UNDERLYING
                                                      UNEXERCISED OPTIONS AT           UNEXERCISED OPTIONS AT
                      NUMBER OF      DOLLAR             SEPTEMBER 24, 1997              SEPTEMBER 24, 1997(1)
                   SHARES ACQUIRED   VALUE         ---------------------------     -----------------------------
NAME                 ON EXERCISE    REALIZED       EXERCISABLE   UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----               ---------------  --------       ---------------------------     -----------------------------
Alan B. Gilman         34,407       $304,536         30,568         35,487          $160,580          $185,396
E. W. Kelley            4,026       $ 36,752         49,311         30,128          $407,873          $128,989
S. Sue Aramian          3,422       $ 31,213         39,449         24,102          $326,301          $103,187
James W. Bear          27,177       $226,262         34,481         20,252          $308,300          $108,467
Gary T. Reinwald       22,748       $193,340         32,651         20,252          $287,255          $108,467


(1)  BASED ON THE NEW YORK STOCK EXCHANGE CLOSING PRICE OF THE
     COMPANY'S COMMON STOCK ON SEPTEMBER 24, 1997, OF $15.60, AS ADJUSTED FOR THE FIVE FOR FOUR STOCK SPLIT DECLARED BY THE BOARD OF DIRECTORS ON DECEMBER 3, 1997.

  The following table sets forth awards of restricted Common Stock made to the Named Executive Officers in fiscal 1997 under the Company's Capital Appreciation Plan:

              LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR


                                         PERFORMANCE OR
                       NUMBER OF          OTHER PERIOD
                     SHARES, UNITS      UNTIL MATURATION         EXPIRATION OF
  NAME             OR OTHER RIGHTS(1)     OR PAYMENT(1)        FORFEITURE PERIOD
 -----             ------------------   ----------------       ------------------
Alan B. Gilman           12,500             three years          August 8, 2000
E. W. Kelley               --                    --                     --
S. Sue Aramian            8,750             three years          August 8, 2000
James W. Bear             8,125             three years          August 8, 2000
Gary T. Reinwald          8,125             three years          August 8, 2000


(1)  AWARDS UNDER THE COMPANY'S 1997 CAPITAL APPRECIATION PLAN CONSIST
     OF RESTRICTED COMMON STOCK AND BOOK UNITS. THE SHARES OF COMMON STOCK ARE ISSUED AT THE TIME OF THE AWARD; HOWEVER, THESE SHARES MAY NOT BE TRANSFERRED DURING A PERIOD OF THREE YEARS THEREAFTER AND ARE FORFEITED TO THE COMPANY IF THE GRANTEE IS NOT EMPLOYED BY THE COMPANY (EXCEPT FOR REASON OF RETIREMENT, PERMANENT DISABILITY OR DEATH) AT THE END OF THE PERIOD. BOOK UNITS AWARDED IN TANDEM WITH THE RESTRICTED COMMON STOCK ARE CASH AWARDS PAID TO THE GRANTEE AT THE END OF THE FORFEITURE PERIOD AND REPRESENT THE SUM OF THE NET CHANGE IN THE BOOK VALUE PER SHARE OF THE COMMON STOCK PLUS DIVIDENDS PAID PER SHARE FROM THE DATE OF AWARD TO THE DATE OF VESTING. THE COMPANY'S 1997 CAPITAL APPRECIATION PLAN EXPIRES ON DECEMBER 31, 1999, AND NO AWARDS MAY BE MADE UNDER THIS PLAN THEREAFTER.

REPORT OF THE EXECUTIVE COMMITTEE

  The compensation of the Company's executive officers, including awards under the Company's Capital Appreciation Plan and Stock Option Plans, is determined by the Board of Directors, generally upon recommendation of the Executive Committee (the "Committee"). See "Committee Interlocks and Insider Participation." The following report with respect to certain cash and stock compensation paid or awarded to the Company's executive officers, including the Named Executive Officers, during fiscal 1997 is furnished by the directors who comprise the Executive Committee.

GENERAL POLICIES

  The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the high level management talent required to achieve corporate objectives and, thereby, increase shareholder value. It is the Company's policy to provide cash and stock incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development and achievement of the Company's business. To attain these objectives, the Company's executive compensation program includes a competitive base salary, coupled with an added cash incentive component which is "at risk" based on the performance of the Company's business, primarily as reflected in the achievement of predetermined financial and operational objectives. In addition, awards are made under the Company's Capital Appreciation Plan to a select group of management which includes certain of the Named Executive Officers, and under the Company's Employee Stock Option Plan to a broader group of management employees, including the Named Executive Officers, based upon the potential contributions of each in the long-term profitability and growth of the Company's business. As a general matter, as an executive officer's level of management responsibility in the Company increases, a greater portion of his or her potential total compensation depends upon the Company's performance as measured by the level of attainment of defined financial and/or operational performance objectives and accomplishment of the individual objectives of the executive established at the beginning of the fiscal year. In addition, all eligible Company employees, including its eligible executive officers, participate in a profit sharing plan. Pursuant to the Profit Sharing Plan, the Company makes annual contributions, which are subject to the discretion of the Board of Directors, to a trust for the benefit of participating employees.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

  From time to time, the Executive Committee establishes, subject to the approval of the Board of Directors, the salaries which will be paid to the Company's executive officers. In setting base salaries, the Executive Committee takes into account a number of factors, including competitive compensation data, the extent to which an individual may participate in the incentive compensation plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities and job performance.

  The Committee also determines, with the approval of the Board of Directors, the terms of the Company's incentive bonus plans in which the executive officers participate. In doing so, the Committee reviews management's plans for the Company's growth and profitability, determines the criteria for bonus awards, and recommends to the Board the levels of target and maximum awards for participants and the level of attainment of financial performance objectives necessary for awards to be made under the Plan.

  In connection with the compensation determinations to be made, the Company utilizes the Hay Guide Chart-Profile Method of Job Evaluations developed by Hay Management Consultants, a nationally recognized compensation consulting firm, to evaluate and rank executive and management positions within the Company. This Guide Chart - Profile method of measuring job content, as updated from time to time, together with the Towers Perrin's Annual Chain Restaurant Compensation survey, serve as reference points for the Committee and the Board of Directors in establishing compensation programs for the Company's executive officers and other management which are competitive within the industry and appropriate to the Company's objectives. Other studies are also used as they are available and appropriate.

  For fiscal 1997, each of the executive officers, including Ms. Aramian and Messrs. Kelley, Gilman, Bear and Reinwald received compensation pursuant to the Company's annual incentive bonus plan. Each year the Board establishes, in advance, a targeted profit growth goal. Each executive job classification has a specific bonus percentage level based on the job rating (as explained above). The various bonuses are then increased or decreased uniformly based on performance in relation to actual earnings results as compared to the targeted profit goal. The system pays modestly below the target but escalates as high as 4 times the bonus percentage level for increases substantially above goal. The bonus is also divided into two parts with 70% being based on Company profit performance for the year and the remainder being based on accomplishment against each individual's operational objectives.

  Mr. Kelley and Ms. Aramian also received incentive bonus awards for fiscal 1997 based on independent evaluations by the Executive Committee (Mr. Kelley did not participate in these evaluations). Their awards were based on the high level of achievement of the planned financial goals of the Company for the fiscal year and the value of the leadership, direction and individual contributions of both individuals to the Company's business operations, innovative marketing programs, expansion goals, management selections and capital accumulation and funding programs.

  Mr. Kelley, the modern-day founder of the Company's food service concept, has elected not to participate in the Capital Appreciation Plan.

STOCK OPTION AWARDS

  Stock options are granted to key employees, including the Named Executive Officers, by the Stock Option Committee under the Company's Stock Option Plans (the "Plans"). The number of shares subject to options granted to each individual generally depends upon his or her base salary and the level of management responsibility. The largest grants are awarded to the most senior employees, who, in the view of the Stock Option Committee, have the greatest potential to impact the Company's profitability and growth. Options under the Plans may be either incentive stock options or nonqualified stock options at the discretion of the Committee, and, with limited exceptions, are granted at an exercise price equal to 100% of the fair market value on the date of grant. Incentive options granted to Mr. Kelley and Ms. Aramian are granted at an exercise price equal to 110% of the fair market value on the date of the grant, as required by Section 422A of the Internal Revenue Code. The Stock Option Committee has discretion, as limited by the Plans, as to the duration of the option exercise period and the vesting of the right to exercise within that period. Options currently outstanding under the Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant thereafter until fully exercisable, with the exception of Reload Options, which are fully exercisable on the date of the grant. Current options expire five years from the date of grant. Stock option awards to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

RESTRICTED STOCK AWARDS

  Restricted stock awards under the Company's Capital Appreciation Plan are granted by the Board of Directors, upon recommendation of the Executive Committee, to executive officers and key employees of the Company. The number of restricted shares and book units so awarded and the frequency thereof are intended to serve as a retention vehicle and are based on the contributions of each grantee to the long-term profitability and growth of the Company. The executive holds all of the ownership rights to the stock from the date of grant, including the right to receive dividends thereon if paid, but may not transfer or assign the stock during a period of three years following the date of the grant. These shares are forfeited to the Company if the grantee is not employed by the Company (except for reasons of retirement, permanent disability or death) at the end of the period. Book units granted in conjunction with the Common Stock are paid in cash at the end of the forfeiture period in an amount equal to the sum of the net change in the book value per share of the Common Stock, plus dividends per share from the date of grant to the end of the three-year forfeiture period. Mr. Kelley has declined grants of Restricted Stock Awards under the Plan since 1991. Restricted Stock Awards to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

  Alan B. Gilman was appointed to his present position as President on July 13, 1992 and he assumed the added title of Chief Executive Officer on October 1, 1992. The total compensation, including base salary, incentive compensation and stock awards, paid to Mr. Gilman during 1997 was determined by the Board of Directors in accordance with the criteria described in the "Relationship of Compensation to Performance", "Stock Option Awards" and "Restricted Stock Awards" sections in this report. He received a base compensation of $315,000 in fiscal 1997, and an incentive bonus of $200,000 for the fiscal year, representing 63% of his 1997 base salary, which reflect the Board's assessment of his very favorable performance and his broad involvement in the successful operations of the Company in fiscal 1997.

  Mr. Gilman also received stock awards during 1997, including 18,750 shares of Common Stock under the Company's Stock Option Plan. He also received 12,500 shares, along with related book units, on August 8, 1997, under the Company's Capital Appreciation Plan. The Board of Directors has determined that Mr. Gilman more than met his performance objectives for the year and continues to make substantial executive contributions to the progress and growth of the Company's businesses. Additional details of Mr. Gilman's total cash and stock compensation over the past three fiscal years are disclosed in the Summary Compensation Table.

  The foregoing report is hereby submitted by the members of the Executive Committee.

                              Executive Committee
                              -------------------

 E. W. Kelley     Alan B. Gilman      J. Fred Risk      James Williamson, Jr.

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Kelley, Chairman of the Company, serves as Chairman of the Executive Committee but does not participate in deliberations or recommendations of that Committee as to his compensation. Mr. Gilman, President and Chief Executive Officer of the Company, is a member of the Executive Committee, but does not participate in deliberations or recommendations of that committee as to his compensation. Mr. Williamson, President and Chief Executive Officer of the Company until his retirement on July 31, 1990, and Mr. Risk are members of the Executive Committee, but are not employees of the Company or any of its affiliates.

OTHER MATTERS

  Mr. Kelley was chairman of the managing member of a limited liability company and Mr. Lanham was director of an unrelated corporation, each of which filed for protection under Chapter 11 of the federal bankruptcy laws between 1992 and 1997. The bankruptcy proceeding for the company identified with Mr. Kelley was later changed to a Chapter 7 proceeding and was discharged in 1996. The bankruptcy proceeding for the company identified with Mr. Lanham was discharged in 1995, but refiled in 1996. The company emerged from the Chapter 11 proceeding in January 1997, and is currently operating on a profitable basis.

COMPANY PERFORMANCE

  The graph below compares for each of the last five fiscal years the cumulative total return of the Company, the S&P 500, the S&P SmallCap 600 and the S&P Restaurants Index. The S&P SmallCap 600 replaces the NASDAQ Non-Financial Group used in the graph in last year's Proxy Statement, since the Company is no longer traded on the Nasdaq Exchange and is a member of the SmallCap 600, a major market index. The S&P Restaurants Index is also included in the graph in order to provide a more direct comparison of the Company's returns to those of other companies in the restaurant business.
The cumulative total returns displayed below have assumed $100 invested on September 30, 1992 in the Company's Common Stock, the S&P 500, the S&P SmallCap 600 and the S&P Restaurants Index, and reinvestment of dividends paid since September 30, 1992. This graph is not adjusted for the five for four stock split declared by the Board of Directors on December 3, 1997.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   SPECIFIC PLOT POINTS OF PERFORMANCE GRAPH
                                 (IN DOLLARS)

                                             1992  1993  1994  1995  1996  1997
  Consolidated Products, Inc.          COP    100   133   195   307   355   482
  Standard & Poors 500                1500    100   113   117   152   183   257
  Standard & Poors SmallCap 600       1600    100   137   136   171   198   271
  Standard & Poors Restaurants Index  IRET    100   118   117   168   201   204

* $100 invested on 9/30/92 in stock or index, including reinvestment of dividends. Assumes fiscal year ending
  September 30.

2.   APPROVAL OF THE AMENDMENT TO THE


                       1992 EMPLOYEE STOCK PURCHASE PLAN

  On December 10, 1992, the Board of Directors of the Company adopted the 1992 Employee Stock Purchase Plan (the "Stock Purchase Plan"), which was subsequently approved by persons holding a majority of the shares of the Common Stock in attendance and voting at the Annual Meeting of Shareholders held on February 16, 1993. The purpose of the Stock Purchase Plan is to offer an inducement to eligible employees to remain with the Company by providing a form of additional compensation through the purchase of Common Stock at a discounted rate. On October 30, 1996, the Board of Directors adopted an amendment to the Stock Purchase Plan to make the Plan more readily available to employees by reducing the minimum waiting period for participation in the Plan to six months. This amendment was approved by the shareholders on February 12, 1997.

  As originally adopted, the Stock Purchase Plan authorized the issuance and sale of 250,000 shares (not adjusted for stock dividends) of Common Stock to non-highly compensated employees of the Company (as determined by the Board of Directors and Internal Revenue Service regulations) at a purchase price based upon the lesser of 85% of the market price on the first or last trading day of each plan year. The Stock Purchase Plan terminates by its own terms on December 31, 1997.

  On October 29, 1997, the Board of Directors adopted an amendment to the Stock Purchase Plan, subject to approval by the vote in favor of such amendment by persons holding a majority of shares of Common Stock in attendance and voting at the 1998 Annual Meeting of Shareholders. The amendment changes the plan year from a calendar year to a twelve month period beginning on December 1st and ending on November 30th; extends the term of the Plan to November 30, 2002, and increases the number of shares of Common Stock that may be purchased under the Plan to 700,000 shares (which includes the original 250,000 shares authorized in 1992, but does not include an adjustment for the five for four stock split declared by the Board of Directors on December 3, 1997). It is anticipated that the additional 450,000 shares will be adequate to provide for both the extended term and increased participation in the Plan by employees. A copy of the amendment to the Stock Purchase Plan has been included as an appendix to this proxy statement and the foregoing discussion is qualified in its entirety by reference to that appendix.

VOTE REQUIRED

  Shareholder approval of the amendment to the 1992 Employee Stock Purchase Plan will require the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the 1998 Annual Meeting.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO CONSOLIDATED PRODUCTS, INC. 1992 EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE.


                3.   APPROVAL OF THE 1998 NONEMPLOYEE DIRECTOR
                               STOCK OPTION PLAN

  Subject to approval by the vote in favor of adoption of the Plan by persons holding a majority of the shares of Common Stock in attendance and voting at the Annual Meeting of Shareholders, the Board of Directors of the Company, with nonemployee directors abstaining, approved on October 29, 1997, the 1998 Nonemployee Director Stock Option Plan ("1998 Director Plan") for nonemployee members of the Board of Directors under which non-discretionary nonqualified stock options have been granted to nonemployee directors of the Company to purchase an aggregate of 15,000 shares of the Company's Common Stock (number of shares not adjusted to reflect the five for four stock split declared by the Board of Directors on December 3, 1997). The options have a term of five years from the date of grant and are exercisable in annual increments of 20% commencing on the date of grant. All options were conditionally granted effective October 29, 1997, at an option price of $19.25, which is equal to the closing price of the Company's Common Stock on the New York Stock Exchange on October 28, 1997, the day preceding the date of grant on which a sale was transacted. Options are not transferable except by will or the laws of descent and distribution.

  The options were conditionally granted to each of the nonemployee directors of the Company, being Messrs. Bonda, Gilliatt, Lanham, Risk, Ryan and Williamson, for 2,500 shares, for a total of 15,000 shares, being all of the shares authorized under the 1998 Director Plan. No further options will be granted under the 1998 Director Plan and, if any outstanding options shall expire or terminate for any reason without having been exercised in full, the forfeited options shall not become eligible for further grant under the 1998 Director Plan. A copy of the 1998 Director Plan has been included as an Appendix to this proxy statement, and the foregoing discussion is qualified in its entirety by reference to that Appendix.

FEDERAL INCOME TAX CONSEQUENCES OF NONQUALIFIED STOCK OPTIONS

  An optionee will not be subject to tax at the time a nonqualified option is granted; however, a director who exercises a nonqualified option must include in income as of the date of exercise the difference between (a) the amount paid for Common Stock upon exercise of the option and (b) the fair market value of the Common Stock. The recognized income may be subject to withholding for federal, state and local income and other payroll taxes. The optionee's federal income tax cost basis for the Common Stock will be the amount paid for the Common Stock plus the income recognized. If an optionee uses Common Stock in full or partial payment of the exercise price of a nonqualified option, then the exchange should not affect the federal income tax treatment of the exercise. The optionee will realize no gain or loss with respect to the Common Stock so used. The net additional shares of Common Stock received upon such exercise by the optionee will have a federal income tax cost basis equal to the ordinary income recognized as a result of the option exercise (plus the amount of any cash used in the option exercise) and a holding period commencing upon the date such income is recognized. Subsequent sale of such Common Stock will result in a capital gain or loss equal to the difference between the optionee's federal income tax cost basis for the Common Stock and the sale price.

  The Company will be entitled to a federal income tax deduction, as of the date the optionee recognizes ordinary income, in the amount of the ordinary income recognized by the optionee.

VOTE REQUIRED

  Shareholder approval of the 1998 Nonemployee Director Stock Option Plan will require the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the 1998 Annual Meeting.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE CONSOLIDATED PRODUCTS, INC. 1998 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN AS DESCRIBED ABOVE.


            4.   APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

  On October 29, 1997, the Board of Directors approved an amendment to the Company's Articles of Incorporation increasing the number of shares of Common Stock which the Company has authority to issue from 25,000,000 shares to 50,000,000 shares, subject to shareholder approval at the 1998 Annual Meeting. On December 10, 1997, the Company had 16,604,556 shares of Common Stock outstanding, not including an aggregate of 1,506,394 shares reserved for issuance as follows: 264,750 shares available for grants under the Company's Capital Appreciation Plan; 1,148,751 shares available for grant or exercise under the Company's Stock Option Plans, and 92,893 shares available for purchase under the 1992 Employee Stock Purchase Plan. (The numbers in this paragraph have not been adjusted to reflect the five for four stock split declared by the Board of Directors on December 3, 1997 to shareholders of record as of December 15, 1997.)

  The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is desirable so that shares will be available for issuance from time to time for general corporate purposes as may be determined by the Board of Directors, without further action or authorization by the shareholders, except as may be required by law. Such general purposes include: availability of shares for the exercise of options or for grant or purchase under the Company's stock option plans, the 1997 Capital Appreciation Plan and the 1992 Employee Stock Purchase Plan; the declaration of future stock dividends or splits; increasing capital through public offerings of the Common Stock or convertible equity or debt securities; the acquisition of other companies; and other general corporate purposes as authorized by the Articles of Incorporation of the Company and applicable state and federal laws.

  To the extent that any additional Common Stock or securities convertible into Common Stock are issued on other than a pro rata basis to current shareholders, the present ownership position of current shareholders would be diluted. Holders of Common Stock do not have any preemptive rights to subscribe for or purchase any additional Common Stock or convertible securities that may be issued in the future.

VOTE REQUIRED

  Shareholder approval of the Amendment to the Company's Articles of Incorporation authorizing an increase in authorized shares to 50,000,000 shares of Common Stock will require the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the 1998 Annual Meeting.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AUTHORIZING AN INCREASE IN AUTHORIZED SHARES, AS DESCRIBED ABOVE.


              5.   APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

  Subject to approval by the shareholders, the Board of Directors has selected Ernst & Young LLP as independent auditors of the Company for the fiscal year ending September 30, 1998. The Company has been advised by such firm that neither it nor any of its associates has any direct or material indirect financial interest in the Company. This selection has been recommended by the Audit Committee and the Board of Directors of the Company.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions concerning the 1997 audit and to make a statement if they desire to do so.

                              6.   OTHER MATTERS

  As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before this meeting; or (d) any matters should arise incident to the conduct of the meeting, the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

                                   APPENDIX
                   AMENDMENT TO CONSOLIDATED PRODUCTS, INC.
                       1992 EMPLOYEE STOCK PURCHASE PLAN


  The 1992 Employee Stock Purchase Plan (the "Plan") of Consolidated Products, Inc. (the "Corporation") as set forth in its entirety in the Corporation's Proxy Statement issued January 12, 1992, and as amended by the Board of Directors on October 30, 1996, is hereby further amended as follows:

     A.   Section 2.01(k) is deleted and replaced with the following:

          (k) "Offering Date" means the first business day in January from January 1, 1993 through January 1, 1998, and the first business day in December from December 1, 1998 through December 1, 2001, during the Plan Term in which the Corporation offers Common Shares for purchase hereunder.

     B.   Section 2.01(p) is deleted and replaced with the following:
          (p) "Plan Term" means the period from January 1, 1993 to and including November 30, 2002.

     C.   Section 2.01(q) is added to Section 2.01, as follows:

          (q) "Plan Year" means (1) the calendar year for years 1993 through 1997; (2) an eleven month period from January 1, 1998 through November 30, 1998, and (3) each twelve month period commencing December 1st and ending on November 30th for Plan Years commencing December 1, 1998 and ending November
               30, 2002.

     D. In Articles III through IX of the Plan replace each occurrence of the words "calendar year" with the words "Plan Year".

     E. Article IV is deleted in its entirety and replaced with the following:

                                  ARTICLE IV
                                 COMMON SHARES
    The shares subject to issuance under this Plan shall be Common Shares. The total number of Common Shares which may be purchased under this Plan shall not exceed in the aggregate Seven Hundred Thousand (700,000) Common Shares, of which not more than Ninety Thousand (90,000) Common Shares shall be issued in any one Plan Year during the Plan Term, except as such numbers of Common Shares shall be adjusted in accordance with Sections 5.01(a) and 8.01 of this Plan. In the event the aggregate number of Common Shares issuable for any Plan Year shall exceed Ninety Thousand (90,000) Common Shares (adjusted pursuant to Sections 5.01(a) and 8.01 of the Plan), the Committee shall reduce proportionately, disregarding fractions of Common Shares, each Participant's purchase hereunder for the Plan Year to the extent necessary so that the aggregate number of Common Shares will not exceed the maximum authorized Common Shares for issuance during the Plan Year. The offerings hereunder shall be in annual increments in each Plan Year during the Plan Term. Common Shares required to satisfy purchases pursuant to the Plan shall be provided out of the Corporation's authorized and unissued shares.

     F.   Section 5.01(a) is deleted and replaced with the following:

                                   ARTICLE V
                           PURCHASE OF COMMON SHARES

        SECTION 5.01  THE OFFERING.
        (a) On each Offering Date, the Corporation shall offer an aggregate of Ninety Thousand (90,000) Common Shares for purchase by Participants during the current Plan Year pursuant to the terms of the Plan. The number of Common Shares offered each Plan Year hereunder shall be increased by the aggregate number of Common Shares, if any, which were offered but not purchased during prior Plan Years, and shall be subject to further adjustment in accordance with
             Section 8.01 of the Plan.

     G. Section 7.03 is deleted and replaced with the following:

        SECTION 7.03  REGISTRATION OF SHARES; DIVIDENDS.

           The Custodian shall maintain complete and accurate records of the number of shares in each Participant's Account and shall deliver certificates representing such shares to the Participant upon receipt of a written request therefor from the Committee. The Certificates for Common Shares to be delivered to Participants under the Plan shall be registered in the name of the Participant or, if the Participant so directs by written notice delivered to the Committee at least ten (10) days prior to the end of the Plan Year, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law. The Committee shall timely notify the Custodian of its receipt of any such written notice.

     H. Section 7.06 is deleted and replaced with the following:

        SECTION 7.06  ONLY EMPLOYEES ELIGIBLE TO PARTICIPATE.
           Notwithstanding any other provision of the Plan, to be eligible to purchase Common Shares hereunder, a Participant shall be an employee at all times during the six (6) months prior to the Offering Date, and must remain an employee at all times during the Plan Year.

     I. Section 8.02(b) is deleted and replaced with the following:
       (b) Unless earlier terminated by the Board of Directors pursuant to paragraph (a) of this Section 8.02, this Plan will terminate on the earlier of: (i) November 30, 2002, or (ii) the date on which the authorized remaining Common Shares reserved for this Plan are not sufficient to enable each Participant on such date to purchase at least one share. No purchases of Common Shares shall be made after the termination of the Plan except as authorized by the Committee for the final Plan Year ending November 30, 2002.

                          CONSOLIDATED PRODUCTS, INC.
                           1998 NONEMPLOYEE DIRECTOR
                               STOCK OPTION PLAN
1. PURPOSE.

   The purpose of the Consolidated Products, Inc. 1998 Nonemployee Director Stock Option Plan (the "Plan") is to provide those directors of Consolidated Products, Inc. (the "Corporation"), who are not employees of the Corporation or any of its subsidiaries (the "Nonemployee Directors"), a favorable opportunity to acquire shares of Common Stock of the Corporation, with a stated value of $.50 per share, ("Common Stock") thereby providing them with an increased incentive to work for the success of the Corporation and better enabling the Corporation to attract and retain directors.

2. ADMINISTRATION OF THE PLAN.

   It is intended that the Plan be administered as a non-discretionary plan, and no person shall have any discretion as to:

     (a) the selection of Nonemployee Directors to whom stock options under the Plan shall be granted; and

     (b) the number of shares granted to each Nonemployee Director under the Plan.

3. TAX STATUS.

   Options granted under the Plan will not be entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

4. ELIGIBILITY.

   Options may be granted only to Nonemployee Directors of the Corporation who are not eligible to participate in any other employee stock option plan now or hereafter sponsored by the Corporation.

5. STOCK SUBJECT TO THE PLAN.

   There shall be reserved for issuance upon the exercise of options granted under the Plan, 15,000 shares of Common Stock, which may be authorized but unissued shares or treasury shares of the Corporation. Subject to Section 8 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall not become available for other options under the Plan.

6. OPTION GRANTS AND OPTION PERIOD.

   Without further action by the board of directors ("Board of Directors") or the shareholders of the Corporation, each person serving as a Nonemployee Director of the Corporation on the date this Plan is approved by the Board of Directors shall automatically receive an option to purchase 2,500 shares of Common Stock. Each option shall expire 5 years after the date of grant and shall be subject to earlier termination as hereinafter provided.

7. TERMS OF OPTION.

   Each option granted under the Plan shall be evidenced by a Stock Option Agreement between the Corporation and the optionee and shall be subject to the following terms and conditions:

  (a) OPTION PRICE - The price to be paid for shares of Common Stock upon the exercise of each option shall be the fair market value on the date of the grant. As used herein, fair market value shall be the closing sales price for the Common Stock on the date next preceding the date of the grant on which a sale is transacted.

  (b) PERIOD FOR EXERCISE OF OPTION - An option shall not be exercisable after five (5) years from the date on which such option is granted.

  (c) PURCHASE OF SHARES - The option price of each share of Common Stock purchased upon exercise of an option shall be paid in full, in cash, at the time of exercise; provided, however, that an optionee may exercise an option in whole or in part by tendering to the Corporation whole shares of the Corporation's Common Stock owned by him or her, and cash, having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, any shares so tendered by an optionee shall be deemed to have a fair market value equal to the average of the closing sales price for the stock on the New York Stock Exchange for the five trading days preceding the date of exercise of the option. An option may be exercised at any time and from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option or the Plan, but not at any time as to fewer than 100 shares unless the remaining shares which have become subject to purchase are fewer than 100 shares. An option may be exercised only by written notice to the Corporation, mailed to the attention of the Secretary of the Corporation, signed by the optionee (or such other persons as shall demonstrate to the Corporation his or her right to exercise the option), specifying the number of shares in respect of which it is being exercised, and accompanied by payment of the option price for such shares. The certificate or certificates for the shares as to which the option is exercised shall be registered in the name of the person or persons exercising the option and shall be delivered to or upon the order of that person or persons as soon as practicable after such written notice is received by the Corporation. An optionee shall not have any rights of a shareholder in respect of the shares subject to an option until a certificate representing such shares has been issued.

  (d) TERMINATION OF OPTION - If an optionee ceases to be a director of the Corporation for any reason other than permanent and total disability (within the meaning of Section 105(d)(4) of the Code), or death, any option granted to him or her shall forthwith terminate. Leave of absence approved by the Board of Directors shall not constitute cessation of directorship. If an optionee ceases to be a director of the Corporation by reason of permanent or total disability (within the meaning of Section 105(d)(4) of the Code), any option granted to him or her may be exercised by him or her in whole or in part within one year after the date of termination as a director by reason of such disability. In the event of the death of an optionee while serving as a director, any option granted to him or her may be exercised in whole or in part at any time after the date of death by the executor or administrator of his or her estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term. Notwithstanding the foregoing provisions of this subsection (d), no option shall, in any event, be exercisable after the expiration of the period set out in subsection
      (b) above.

  (e) NONTRANSFERABILITY OF OPTION - An option may not be transferred by the optionee other than by will or the laws of descent and distribution and, during the lifetime of the optionee, shall be exercisable only by him or her.

  (f) INVESTMENT REPRESENTATIONS - Unless the shares subject to an option are registered under the applicable federal and state securities laws, each optionee by accepting an option shall be deemed to agree for himself or herself and his or her legal representatives that any option granted to him or her and any and all shares of Common Stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof. Any shares issued pursuant to an exercise of an option may bear a legend evidencing these limitations on transfer.

8.   ADJUSTMENT OF SHARES.

  In the event of any change after the effective date of the Plan in the outstanding shares of Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of Common Stock of the Corporation, the Corporation shall make a corresponding adjustment in the number and kind of shares reserved under the Plan, in the option price and in the number, kind and option price of shares covered by outstanding options granted under the Plan as determined by the Board of Directors. Any determination by the Board of Directors hereunder shall be conclusive.
                                     22

9.   AMENDMENT.

  The Board of Directors of the Corporation may amend the Plan from time to time and, with the consent of the optionee, the terms and provisions of an option, except that:

  (a) the number of shares of stock which may be reserved for issuance under the Plan may not be increased except as provided in Section 8 hereof;

  (b) the option price under any option may not be reduced to less than the fair market value of the Common Stock on the date such option is granted except as provided in Section 8 hereof;

  (c) the number of shares subject to options granted to any Nonemployee Director, the date of such grants and the period during which an option may be exercised may not be modified except as provided in Section 8 hereof;

  (d) the class of persons to whom options may be granted under the Plan may not be modified; and

  (e) the benefits accruing to optionees under the Plan shall not be increased materially within the meaning of Reg. 16b-3(a)(2)(ii)(A) promulgated under the Securities Exchange Act of 1934, as amended.

  No amendment of the Plan may, without the consent of optionees, make any changes in any outstanding options theretofore granted under the Plan that would adversely affect the rights of such optionees.

10.  TERMINATION.

  The Plan shall terminate upon the earlier to occur of (a) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted hereunder or (b) at any time upon determination by the Board of Directors. Any termination by the Board of Directors shall not affect the validity of any option theretofore granted under the Plan.

11.  GOVERNING LAW.

  The terms of any options granted hereunder and the rights and obligations hereunder of the Corporation, the Nonemployee Directors and their respective successors in interest shall, except to the extent governed by federal law, be governed by Indiana law.

12.  GOVERNMENT AND OTHER REGULATIONS.

  The obligations of the Corporation to issue or transfer and deliver shares under the options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative actions, and the options granted pursuant to the Plan may not be exercised until all applicable Federal and State securities requirements pertaining to the offer and sale of securities issued pursuant to the Plan have been met.

13.  EFFECTIVE DATE.

  The Plan shall become effective when it shall have been approved by the Corporation's Board of Directors; provided, however, that the effectiveness of any grant of options pursuant to the Plan prior to the 1998 Annual Meeting of Shareholders shall be conditional upon the approval of the Plan by the holders of at least a majority of the outstanding shares of the Corporation's stock entitled to vote thereon at the 1998 Annual Meeting of Shareholders.

                                     PROXY

                          CONSOLIDATED PRODUCTS, INC.
                        ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 11, 1998

The undersigned appoints E. W. Kelley, J. Fred Risk and S. Sue Aramian and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of Consolidated Products, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held February 11, 1998, or at any adjournment thereof, as follows:

1. ELECTION OF DIRECTORS:
   FOR all nominees listed below (except as marked to the contrary) / /

   WITHHOLD AUTHORITY to vote for all nominees listed below    / /

   S. SUE ARAMIAN, ALVA T. BONDA, E. W. KELLEY, NEAL GILLIATT, ALAN B. GILMAN, CHARLES E. LANHAM, J. FRED RISK, JOHN W. RYAN AND JAMES WILLIAMSON, JR.

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

-------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE BOARD OF DIRECTORS' ADOPTION OF THE AMENDMENT TO THE COMPANY'S 1992 EMPLOYEE STOCK PURCHASE PLAN:

   / / FOR   / / AGAINST   / / ABSTAIN

3. PROPOSAL TO APPROVE THE BOARD OF DIRECTORS' ADOPTION OF THE COMPANY'S 1998 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN:

   / / FOR   / / AGAINST   / / ABSTAIN

4. PROPOSAL TO APPROVE THE AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE COMPANY'S AUTHORIZED SHARES TO 50,000,000 SHARES OF COMMON
   STOCK:

   / / FOR   / / AGAINST   / / ABSTAIN

5. PROPOSAL TO APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS:

   / / FOR   / / AGAINST   / / ABSTAIN

6. The proxies are authorized to vote, in their discretion, on matters which may properly come before the Annual Meeting to the extent set forth in the Proxy Statement.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

   Your vote is important. If you do not expect to attend the Annual Meeting or if you plan to attend but wish to vote by proxy, please date, sign and mail this proxy. A return envelope is provided for this purpose:

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

DATE: ___________________________, 1998

      ___________________________

      ___________________________

                                   (Signatures)

Please date this proxy. If shares are held jointly, both joint owners should sign. If signing as attorney, executor, administrator, guardian or in any other capacity please give your full title as such.